UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 21, 2014

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2014, Mr. Robert A. Hagemann was named to the Board of Directors of Graphic Packaging Holding Company (the “Company”). Mr. Hagemann will serve as a Class III Director and as a member of the Compensation and Benefits Committee. Mr. Hagemann is an independent Director of the Company and is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 21, 2014. Of the 326,943,150 shares of common stock eligible to vote at the Annual Meeting, 301,439,713 were represented in person or by proxy. The final results of voting are as follows:

1.	Election of Directors:

Director	For	Withheld
G. Andrea Botta	258,457,914	21,681,807
Jeffrey H. Coors	252,239,526	27,900,195
David W. Scheible	276,233,233	3,906,488

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain
301,337,441	47,825	54,447

3.	Approval of the compensation paid to the Company’s named executive officers:

For	Against	Abstain
276,399,956	3,099,198	640,567

4.	Approval of the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan:

For	Against	Abstain
269,860,890	10,239,872	38,959

With respect to proposals 1, 3 and 4, there were 21,299,992 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
(Registrant)

By: /s/Lauren S. Tashma
Lauren S. Tashma
Date: May 23, 2014	Senior Vice President, General
Counsel and Secretary